UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

Energous Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36379 (Commission File Number)	46-1318953 (IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

(408) 963-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2019, Martin Cooper and Carol Lindstrom informed Energous Corporation (the “Company”) that they were resigning from the Company’s Board of Directors (“Board”), effective immediately. None of the resignations was as the result of a disagreement with the registrant on any matter relating to the Company’s operations, policies or practices.

On August 16, 2019, Rahul Patel and Mike Noonen were appointed as members of the Board, to serve until the 2020 annual meeting of stockholders or such time as a successor is duly elected. At a later date the Board will determine the committees of the Board on which each of the new members will serve.

Each of the newly-appointed members of the Board will be compensated pursuant to the Company’s standard director compensation arrangement, and each has entered into the Company’s standard indemnification agreement for directors. There are no arrangements or understandings between any of the newly-appointed members of the Board and any other person pursuant to which he or she was elected as a director. There are no transactions between the Company and any of the new Board members that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019	By:	/s/ Brian Sereda
Brian Sereda Senior Vice President and Chief Financial Officer